Exhibit 21.1

                         Subsidiaries



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                                                  State of
            Name                                Incorporation
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Avado Holding Corp.                              Delaware
Avado Operating Corp.                            Georgia
Avado SCP VIII, Inc.                              Oregon
Don Pablo's Holding Corp.                        Delaware
Don Pablo's Operating Corp.                        Ohio
Don Pablo's Limited, Inc.                          Ohio
Don Pablo's of Texas, LP                          Texas
Don Pablo's TX Liquor, Inc.                       Texas
Don Pablos of Howard County, Inc.                Maryland
Don Pablos of Prince George's County, Inc.       Maryland
Canyon Cafe Operating Corp.                      Georgia
Canyon Cafe TX General, Inc.                     Georgia
Canyon Cafe Limited, Inc.                        Georgia
Canyon Cafe of Texas, LP                          Texas
SMAS, Inc.                                        Texas
Hops Grill & Bar, Inc.                           Florida
Hops of the Ohio Valley, Inc.                    Florida
Hops of Southwest Florida, Inc.                  Florida
Cypress Coast Construction Corporation           Florida
Hops Marketing, Inc.                             Florida
Hops of Southeast Florida, Ltd.                  Florida
Hops of Coral Springs, Ltd.                      Florida
Hops of Boynton Beach, Ltd.                      Florida
Hops of South Florida, Ltd.                      Florida
Hops of Stuart, Ltd.                             Florida
Hops of the Gold Coast, Ltd.                     Florida
Hops of the Ohio Valley, Ltd.                    Florida
Hops of Bowling Green, Ltd.                      Florida
Hops of Greater Orlando, Ltd.                    Florida
Hops of Florida Mall, Ltd.                       Florida
Hops of Altamonte Springs, Ltd.                  Florida
Hops of Greater Orlando II, Ltd.                 Florida
Hops of Lakeland, Ltd.                           Florida
Hops of Southwest Florida, Ltd.                  Florida
Hops of Bradenton, Ltd.                          Florida
HNEF Area Manager II, Ltd.                       Florida
The Hops Northeast Florida Joint Venture No. I   Florida
The Hops Northeast Florida Joint Venture No. II  Florida
The Hops Northeast Florida Joint Venture No. III Florida
Hops of South Carolina, Ltd.                     Florida
Hops of the Carolinas, Ltd.                      Florida
Hops of Matthews, Ltd.                           Florida
Hops of the Carolinas II, Ltd.                   Florida
Hops of Atlanta, Ltd.                            Florida
Hops of Ohio, Ltd.                               Florida
Hops of Greater Detroit, Ltd.                    Florida
Hops of Kansas, Ltd.                             Florida
Hops of Missouri, LLC                            Florida
Hops of Indiana, Ltd.                            Florida
Hops of Greater Boston, Ltd.                     Florida
Hops of Rhode Island, LLC                      Rhode Island
Don Pablos of Baltimore County, Inc.             Maryland
Hops of Louisiana, Ltd.                          Florida
Hops of the Rockies, Ltd.                        Florida
Hops of the Rockies II, Ltd.                     Florida
Hops of Cherry Creek, Ltd.                       Florida
Hops of Colorado Springs, Ltd.                   Florida
Hops of Connecticut, Ltd.                        Florida
Hops of Minnesota, Ltd.                          Florida
Hops of Virginia, Ltd.                           Florida
Hops of Virginia II, Ltd.                        Florida
Hops of Baltimore County, LLC                    Florida